Exhibit 23




INDEPENDENT AUDITORS' CONSENT


Republic Bancorp Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-55336, 33-55304, and 33-62508 on Form S-8 and 33-61842 on Form S-3,
of Republic Bancorp Inc. (Republic) of our report dated January 18, 1995 incorporated by reference in the Annual Report on Form 10-K of Republic for the year ended December 31, 1994.




Deloitte & Touche LLP
Detroit, Michigan
March 29, 1995